Exhibit 10.25

THIRD AMENDMENT TO CREDIT AGREEMENT
THIS THIRD AMENDMENT TO CREDIT AGREEMENT (this “Agreement”), dated as of June 13, 2016, is made among Maxim Integrated Products, Inc., the Lenders party hereto, and Wells Fargo Bank, National Association (“Wells Fargo Bank”), in its capacity as Administrative Agent.
RECITALS
A.    The Borrower, the Lenders party thereto, and Wells Fargo Bank, as Administrative Agent, are parties to that certain Credit Agreement, dated as of October 13, 2011 (as amended by the First Amendment Agreement, dated as of June 27, 2014, the Second Amendment to Credit Agreement, dated July 21, 2015, and as further amended, restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”), pursuant to which the Lenders made available to the Borrower a revolving credit facility. Unless otherwise specifically defined herein, each term used herein that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

B.    The Borrower, the Administrative Agent and the Required Lenders have agreed to make certain amendments to the Credit Agreement on the terms and conditions set forth herein.
STATEMENT OF AGREEMENT
NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT

1.1    Amendments to Section 1.01.

(a)Section 1.01 of the Credit Agreement is hereby amended by adding the following defined terms in the appropriate alphabetical order:

““Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution.”
““Bail-In Legislation” means, with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule.”
““EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.”
““EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.”
““EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.”

““EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.”
““Write-Down and Conversion Powers” means, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule.”
(b)The definition of “Alternate Base Rate” in Section 1.01 of the Credit Agreement is hereby amended by adding the following language to the end of such definition:

“Notwithstanding the foregoing, if the Alternate Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.”

(c)The definition of “Defaulting Lender” in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

““Defaulting Lender” means, subject to the final paragraph of Section 2.22, any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon such Credit Party’s receipt of such certification in form and substance satisfactory to it and the Administrative Agent, or (d) has, or has a direct or indirect parent company that has, (i) become the subject of any Bankruptcy Event, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to the final paragraph of Section 2.22) upon delivery of written notice of such determination to the Borrower, each Issuing Bank, the Swingline Lender and each Lender.”

(d)The definition of “Federal Funds Effective Rate” in Section 1.01 of the Credit Agreement is hereby amended by adding the following language to the end of such definition:

“Notwithstanding the foregoing, if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.”

(e)The definition of “LIBO Rate” in Section 1.01 of the Credit Agreement is hereby amended by adding the following language to the end of such definition:

“Notwithstanding the foregoing, if the LIBO Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement.”

1.2    Amendment to Section 6.01. Clause (f) of Section 6.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
“(f)    Indebtedness of a Non-Loan Party in an aggregate outstanding principal amount not exceeding fifteen percent (15%) of Consolidated Net Worth (determined by reference to the most recent financial statements of the Borrower delivered pursuant to Section 5.01(a) or 5.01(b) or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to such Section, the most recent financial statements referred to in Section 3.04); and”
1.3    Amendment to Article IX. Article IX of the Credit Agreement is hereby amended by adding the following new Section 9.17:
“9.17    Acknowledgement and Consent to Bail-In of EEA Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
(a)    the application of any Write-Down and Conversion Powers by an EEA Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an EEA Financial Institution; and
(b)    the effects of any Bail-in Action on any such liability, including, if applicable:
(i)    a reduction in full or in part or cancellation of any such liability;
(ii)    a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such EEA Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
(iii)    the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of any EEA Resolution Authority.”
ARTICLE II
CONDITIONS OF EFFECTIVENESS
This Agreement shall become effective as of the date (such date being referred to as the “Third Amendment Effective Date”) when, and only when, the Administrative Agent (or its counsel) shall have received (i) (x) from Lenders constituting Required Lenders and (y) from each other party hereto (other than the Administrative Agent), either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or Electronic Communication of a signed signature page of this Agreement) that each such party has signed a counterpart of this Agreement.
ARTICLE III

MISCELLANEOUS

3.1 Governing Law. This Agreement shall be constructed in accordance with and governed by the law of the State of New York.
3.2 Full Force and Effect. Except as expressly amended hereby, the Credit Agreement and the other Loan Documents shall continue in full force and effect in accordance with the provisions thereof on the date hereof. As used in the Credit Agreement and the other Loan Documents, “hereinafter,” “hereto,” “hereof,” and words of similar import shall, unless the context otherwise requires, mean the Credit Agreement or such other Loan Document (as applicable) as amended by this Agreement. Any reference to the Credit Agreement or any of the other Loan Documents herein or in any such documents shall refer to the Credit Agreement and Loan Documents as amended hereby. This Agreement is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Credit Agreement or any of the other Loan Documents except as expressly set forth herein. This Agreement shall constitute a Loan Document under the terms of the Credit Agreement.
3.3 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
3.4 Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of and be enforceable by the respective successors and permitted assigns of the parties hereto.
3.5 Construction. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
3.6 Counterparts. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

MAXIN INTEGRATED PRODUCTS, INC.,
as the Borrower

By	/s/ Mark John Casper
Name: Mark John Casper
Title: VP Legal, Deputy General Counsel

WELLS FARGO BANK, NATIONAL ASSOCIATION,
individually as a Lender, as the Swingline
Lender, as an Issuing Bank and as
Administrative Agent

By:	/s/ Karen Byler
Name: Karen Byler
Title: SVP

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD.
As a Lender

By:	/s/ Lillian Kim
Lillian Kim
Director

BANK OF AMERICA, N.A.,
As a Lender

By:	/s/ Mukesh Singh
Name:	Mukesh Singh
Title:	Vice President

Barclays Bank PLC

By:	/s/ Chris Aitkin
Name:	Chris Aitkin
Title:	Assistant Vice President

SUNTRUST BANK

By:	/s/ Jason Crowley
Name:	Jason Crowley
Title:	Vice President

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH,
lender

By:	/s/ Doreen Barr
Name:	Doreen Barr
Title:	Authorized Signatory

By:	/s/ Warren Van Heyst
Name:	Warren Van Heyst
Title:	Authorized Signatory

GOLDMAN SACHS BANK USA

By:	/s/ Jerry Li
Name:	Jerry Li
Title:	Authorized Signatory

HSBC Bank USA, N.A.
as a Lender

By:	/s/ Ilene A. Hernandez
Name:	Ilene A. Hernandez
Title:	Assistant Vice President

Morgan Stanley Bank N.A.

By:	/s/ Christopher Winthrop
Name:	Christopher Winthrop
Title:	Authorized Signatory

SUMITOMO MITSUI BANKING CORPORATION

By:	/s/ James D. Weinstein
Name:	James D. Weinstein
Title:	Managing Director